                                                                       Exhibit 3

  CLASS A COMMON SHARES  INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO
                              CLASS A COMMON SHARES


  NUMBER                        LPBP Inc.                        SHARES
ZQ 123456
                                                             ****0*********
                                                             *****0********
                                                             ******0*******
                                                             *******0******
                                                             ********0*****

       THIS CERTIFIES THAT                          CUSIP 502118 10 2
                                    SPECIMEN
                                                    ISIN CA 5021181022

is the registered holder of                  SEE REVERSE FOR CERTAIN DEFINITIONS

                                * * * ZERO * * *

  FULLY PAID AND NON-ASSESSABLE CLASS A COMMON SHARES WITHOUT PAR VALUE IN THE
                                   CAPITAL OF
                                    LPBP INC.

A transfer of the shares represented by this certificate will not be registered in a register of transfers of the Corporation except upon surrender of this certificate duly endorsed by the appropriate person, or duly authorized attorney.

This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers.

Dated:                                      COUNTERSIGNED AND REGISTERED
                                            COMPUTERSHARE INVESTOR SERVICES INC.
                                            (TORONTO)
                                            TRANSFER AGENT AND REGISTRAR

        VOID
-----------------------    -------------    By            VOID
President and              Secretary          ---------------------------------
Chief Executive Officer                             Authorized Officer


                 The shares represented by this certificate are
                    transferable at the principal offices of
            Computershare Investor Services Inc. in Toronto, Ontario.


SECURITY INSTRUCTIONS ON REVERSE     VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

0047EH                                                                   104598

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

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| The following abbreviations shall be construed as though the words set forth |
| below opposite each abbreviation were written out in full where such         |
| abbreviation appears:                                                        |
|                                                                              |
| TEN COM                      - as tenants in common                          |
| TEN ENT                      - as tenants by the entireties                  |
| JTTEN                        - as joint tenants with rights of survivorship  |
|                                and not as tenants in common                  |
| (Name) CUST (Name) UNIF      - (Name) as Custodian for (Name) under the      |
| GIFT MIN ACT (State)           (State) Uniform Gifts to Minors Act           |
|                                                                              |
| Additional abbreviations may also be used though not in the above list.      |
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* Please insert Social Insurance,                -------------------------
  Tax Identification, or other identifying     |                          |
  number of transferee.                        |                          |
                                                --------------------------

For value received the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                      Insert name and address of transferee


--------------------------------------------------------------------------------


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shares represented by this certificate and does hereby irrevocably constitute and appoint


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the attorney of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED:
      --------------   ------------------------   ------------------------------
                       Signature of Shareholder       Signature of Guarantor

SIGNATURE GUARANTEE:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian
Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

COMPUTERSHARE'S PRIVACY NOTICE:

In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients' needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.


SECURITY INSTRUCTIONS  --  INSTRUCTIONS DE SECURITE            [LOGO]

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING
WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANE. NE PAS ACCEPTER SANS VERIFIER LA PRESENCE
DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE.

0D47FC